UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2008
LCC International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21213	54-1807038

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7900 Westpark Drive
Suite A-315
McLean, Virginia	22102

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (703) 873-2000
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     As previously disclosed, on August 26, 2008, LCC International, Inc. (the “Company”) requested a hearing before a Listing Qualifications Panel of The NASDAQ Stock Market (“NASDAQ”) in connection with the staff determination letter from NASDAQ on August 20, 2008 indicating that the Company failed to comply with the filing requirements for continued listing set forth in NASDAQ Marketplace Rule 4310(c)(14) because the Company had not timely filed with NASDAQ its quarterly report on Form 10-Q for the quarter ended June 30, 2008 (its “June 30 Form 10-Q”).
     The Company notified NASDAQ on September 26, 2008, that it had decided to withdraw its hearing request before the NASDAQ Listing Qualifications Panel. As a result, NASDAQ informed the Company that the Company’s Class A Common Stock (the “Common Stock”) was suspended from trading by NASDAQ beginning at the opening of business on September 30, 2008, and that NASDAQ will initiate the delisting process. The Company’s Common Stock is currently quoted on the Pink Sheets.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     In connection with that certain Exchange Agreement between the Company, the investors named therein and the guarantors named therein, dated September 4, 2008, and pursuant to majority consent of the shareholders holding Series A Convertible Preferred Stock, par value $0.01 (the “Series A Preferred Stock”), the Company filed an Amended and Restated Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Series A Certificate”) with the Secretary of State of Delaware, a copy of which is attached hereto as Exhibit 4.1, to, among other things, reduce the number of shares designated as Series A Preferred Stock from 6,100,000 to 3,500,000 and (i) change the dividend terms to a dividend of 2% per annum, (ii) cause the Series A Preferred Stock to rank equally with the Series B Preferred Stock and (iii) change the initial conversion price to $1.50, subject to adjustment pursuant to the terms of the Series A Certificate.
     The Company also filed a Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock (the “Series B Certificate”) with the Secretary of State of Delaware, a copy of which is attached hereto as Exhibit 4.2, to designate and establish 3,500,000 shares of Series B Convertible Preferred Stock, par value $0.01 (the “Series B Preferred Stock”). The Series B Certificate provides, among other things, that each share of Series B Preferred Stock shall be convertible into Common Stock at the option of the holder at an initial conversion price of $0.30, subject to adjustment pursuant to the terms of the Series B Certificate. The holders of Series B Preferred Stock each have one vote for each full share of common stock into which the shares of Series B Preferred Stock are convertible on the record date for the vote. In the event of any liquidation, dissolution or winding up of the Company, the holders of Series B Preferred Stock will be entitled to receive a liquidation preference of $3.35 per share plus any accrued and unpaid dividends.
     The Company also filed a Certificate of Designations, Preferences and Rights of Series C Preferred Stock (the “Series C Certificate”) with the Secretary of State of Delaware, a copy of which is attached hereto as Exhibit 4.3, to designate and establish 150,000 shares of Series C Preferred Stock, par value $0.01 (the “Series C Preferred Stock”). The Series C Certificate provides, among other things, that each share of Series C Preferred Stock is equivalent to 100 shares of Common Stock (the “Common Stock Equivalent”), subject to adjustment pursuant to the terms of the Series C Certificate, and, after adjusting for its Common Stock Equivalent, shall rank equally with the Common Stock as to dividends and shall have voting rights equivalent to those of the Common Stock; provided, however, that holders of Series C Preferred Stock shall not have any voting rights with respect to the election of directors of the Company with respect to such shares of Series C Preferred Stock. The shares of Series C Preferred Stock are not convertible into any other security. In the event of any liquidation, dissolution or winding up of the Company, the holders of Series C Preferred Stock will be entitled to receive a liquidation preference of $0.01 per share plus any accrued and unpaid dividends.
     The Series A Certificate and Series B Certificate were filed with the Secretary of State of Delaware on September 30, 2008, and the Series C Certificate was filed with the Secretary of State of Delaware on October 1, 2008.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
4.1	Amended and Restated Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of LCC International, Inc., dated September 4, 2008, as filed September 30, 2008

4.2	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of LCC International, Inc., dated September 4, 2008, as filed September 30, 2008

4.3	Certificate of Designations, Preferences and Rights of Series C Preferred Stock of LCC International, Inc., dated September 4, 2008, as filed October 1, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCC INTERNATIONAL, INC.

By:	/s/ Louis Salamone, Jr.
Name:	Louis Salamone, Jr.
Title:	Executive Vice President and
Chief Financial Officer
Dated: October 1, 2008

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of LCC International, Inc., dated September 4, 2008, as filed September 30, 2008

4.2	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of LCC International, Inc., dated September 4, 2008, as filed September 30, 2008

4.3	Certificate of Designations, Preferences and Rights of Series C Preferred Stock of LCC International, Inc., dated September 4, 2008, as filed October 1, 2008